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                                                                      EXHIBIT 21

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Subsidiary of Qwest Communications International Inc.                           Jurisdiction of Incorporation
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

1056974 Ontario, Inc.                                                           Ontario
1200 Landmark Center Condominium Association                                    Nebraska
Block 142 Parking Garage Association                                            Colorado
El Paso County Telephone Company                                                Colorado
KPNQwest N.V.                                                                   Netherlands
LCI International, Inc.                                                         Delaware
Lightwave Spectrum, Inc.                                                        Delaware
Malheur Home Telephone Company                                                  Oregon
Opticom S.A. de C.V.                                                            Mexico
Qwest Advanced Technologies, Inc.                                               Colorado
Qwest (Asia) Limited                                                            Hong Kong
Qwest Asset Management Company                                                  Colorado
Qwest B.V.                                                                      Netherlands
Qwest Broadband Services, Inc.                                                  Delaware
Qwest Business Resources, Inc.                                                  Colorado
Qwest Capital Funding, Inc.                                                     Colorado
Qwest Communications Corporation                                                Delaware
Qwest Communications Corporation of Virginia                                    Virginia
Qwest Communications International Ltd.                                         United Kingdom
Qwest Communications Japan Corporation                                          Japan
Qwest Corporation                                                               Colorado
Qwest Cyber.Solutions LLC                                                       Delaware
Qwest Database Services, Inc.                                                   Colorado
Qwest Dex Holdings, Inc.                                                        Delaware
Qwest Dex, Inc.                                                                 Colorado
Qwest Digital Media, LLC                                                        Delaware
Qwest Foundation                                                                Colorado
Qwest Government Services, Inc.                                                 Colorado
Qwest Hong Kong, LLC                                                            Delaware
Qwest Information Technologies, Inc.                                            Colorado
Qwest Internet Solutions, Inc.                                                  Delaware
Qwest Interprise America, Inc.                                                  Colorado
Qwest Interprise America of Virginia, Inc.                                      Virginia
Qwest Investment Company                                                        Delaware
Qwest IP Holdings, Inc.                                                         Delaware
Qwest Hong Kong Telecommunications, Limited                                     Hong Kong
Qwest Japan Holding Company                                                     Delaware
Qwest Japan, Inc.                                                               Delaware
Qwest N Limited Partnership                                                     Delaware
Qwest Services Corporation                                                      Colorado
Qwest Singapore Pte Ltd.                                                        Singapore
Qwest Telecommunications Asia, Limited                                          Hong Kong
Qwest Transoceanic, Inc.                                                        Delaware
Qwest Wireless, LLC                                                             Delaware
Servicios Derecho de Via S.A.de C.V.                                            Mexico
Training Partnerships, Inc.                                                     Colorado
Transoceanic Operations, Inc.                                                   Delaware
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
TW Wireless, LLC                                                                Delaware
USLD Communications, Inc.                                                       Texas
Vicorp.com                                                                      Delaware
Vicorp.com International                                                        Delaware
Western Re, Inc.                                                                Vermont
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